EXHIBIT 10.10

                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT (the "Agreement") is made and entered into this 30th day of December, 1994, and is effective as of the 1st day of January, 1995 (the "Effective Date") by and between Ronald A. Cass, an individual currently residing at 2901 N.E. 35th Street, Fort Lauderdale, Florida 33306 ("Cass") and Hospital Staffing Services, Inc., a Florida corporation whose principal address is 6245 N. Federal Highway, Suite 400, Fort Lauderdale, Florida 33308 ("HSSI" or the "Company").

         WHEREAS, Cass, on the one hand, and HSSI and Cardinal Nursing and Home Care, Inc. ("Cardinal"), on the other hand, have entered into an Assets Purchase Agreement (the "Purchase Agreement") of even date herewith which provides, INTER ALIA, that the consideration paid for the "Assets," as defined in the Purchase Agreement, shall be set forth more fully in a settlement agreement; and

         WHEREAS, Cass and HSSI have previously entered into a Termination and Benefits Agreement dated June 1, 1991 (the "Benefits Agreement") pursuant to which Cass is entitled to certain benefits upon his termination of employment with the Company; and

         WHEREAS, Cass has certain outstanding obligations to the Company in the form of a Loan in the amount of $100,000 (the "Loan"); and

         WHEREAS, as an inducement for the parties to enter into this Agreement, Cass has proposed that his base compensation be reduced; and

         WHEREAS, the parties believe it is in the best interest of the Company and its shareholders to enter into the Purchase Agreement and satisfy its obligations to Cass pursuant to the Benefits Agreement as set forth herein; and

         WHEREAS, Cass continues to be employed at will by HSSI as its Chairman of the Board, Chief Executive Officer and President.

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. RECITALS. The above recitals are true, correct, and are herein incorporated by reference.

         2.       SATISFACTION OF BENEFITS AGREEMENT.


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                  In consideration of and full satisfaction for the obligations of the Company pursuant to the Benefits Agreement, Cass shall receive the following:

                  a. The Assets described in the Purchase Agreement inclusive of the intangible and fixed assets and goodwill, the value of which is $185,000, which is the fair market value of the Assets.

                  b. Forgiveness of a shareholder loan to Cass by the Company in the outstanding amount of $100,000 (inclusive of any accrued but unpaid interest).

                  c. A promissory note in the principal amount of Seven Hundred Fifteen Thousand and No/100 Dollars ($715,000), the form set forth on Exhibit A hereto.

         3. CONTINUING EMPLOYMENT OF CASS BY HSSI AND REDUCTION OF BASE SALARY. As an inducement for the Company to enter into this Settlement Agreement Cass shall continue as an at-will employee of the Company except that the base compensation for Cass shall be reduced from $330,000 to $175,000 effective January 1, 1995. At all times as Cass shall be an employee of the Company, Cass shall be entitled to receive all other benefits that he was receiving or was entitled to receive thirty (30) days prior to the Effective Date including without limitation, an automobile allowance, life and health insurance benefits, and certain retirement benefits (based upon an annual base salary of $175,000.00), as set forth more fully on Exhibit B.

         4.         MODIFICATION OF BENEFITS AGREEMENT.

                  a. Except as set forth in this Section 4, the Benefits Agreement is terminated, and Cass hereby releases the Company from all its duties and obligations pursuant to the Benefits Agreement, and Cass shall be entitled to no further rights thereunder.

                  b. The Company hereby releases Cass from all his duties and obligations pursuant to the Benefits Agreement and the Company shall be entitled to no further rights thereunder.

                  c. The provisions of Section 3, 4, 5 and 6 of the Benefits Agreement shall remain in full force and effect; provided, however, that Section 4(a) of the Benefits Agreement shall be amended to provide that the restricted area shall be limited to any county in the United States where HSSI or any of its subsidiaries are engaged in the homecare business as may be conducted by HSSI or any of its subsidiaries as of the date of this Agreement or during the Term hereof EXCEPT that the restricted area shall not relate to Florida (the "Permitted Area"). If, during such one (1) year period after termination, HSSI or any of its subsidiaries are no longer engaged in the homecare business within a previously restricted area, for purposes of this Section, that restricted area is waived.

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                  d.       Cass shall be given no less than three (3) months'
prior written notice of termination by the Board of Directors of the Company during which time Cass shall be entitled to receive all compensation and benefits to which Cass was entitled prior to such notice of termination. To the extent that such three (3) month notice is not provided to Cass, Cass shall be paid compensation for Ninety (90) days, based upon an annual base salary of One Hundred Seventy Five Thousand and No/100 Dollars ($175,000.00), as set forth more fully in Section 2(a) above.

                  e. Upon the termination of Cass' employment with the Company, for whatever reason, Cass shall be entitled to receive such health, disability and life benefits as Cass was receiving prior to such termination, for one (1) year from the effective date of termination. Cass shall not be entitled to receive any other compensation or benefits in connection with such termination.

                  f. In the event of Cass' death or "disability," as hereinafter defined,


                           (i) Cass' spouse and/or dependents shall be entitled to receive the benefits set forth in Section 4(e) hereof for a period of one (1) year or, in the event Cass' termination occurred prior to his death or disability, his spouse and/or dependents shall be entitled to such benefits for the remainder of the one (1) year period from the date of his termination; and

                           (ii) Cass' estate shall receive an aggregate of three (3) months (or in the event Cass' termination occurred without proper notice as provided in Section 4(d) and Cass dies subsequent to such termination his spouse and/or his dependents shall be entitled to the remainder of the ninety (90) day salary which the Company has not previously paid to Cass. salary that would have been paid to Cass had proper notice prior to termination been provided to Cass.

         g. For purposes of Section 4(f), "disability" means such mental impairment which would require a guardian to be appointed for Cass.

         5. DEVOTION OF TIME. The purchase by Cass of the Assets notwithstanding, Cass shall devote substantially all of his time and efforts to the business of HSSI and its subsidiaries.

         6. EXECUTION OF THE PURCHASE AGREEMENT. This Agreement is subject to the approval and execution of all parties to the Purchase Agreement and which approval specifically includes the Board of Directors of HSSI (excluding Cass).

         7.       SEVERABILITY.   In the event any provisions contained herein
shall for any reason be held to be inapplicable, invalid, illegal or unenforceable in any respect, such inapplicability, invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such provision had never been contained herein.

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         8.       ENTIRE AGREEMENT.  This Agreement constitutes the entire
understanding between the parties hereto and may not be terminated, except in accordance with its terms, or amended, except in a prior writing executed by the parties hereto.

         9. WAIVER. Any waiver by any party of any provision of this Agreement or breach thereof shall not operate or be construed as a waiver of any other provision of subsequent breach thereof.

         10. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         11. NOTICES. All notices, requests, demands, declarations, and other communication required or permitted to be given hereunder shall be in writing and shall be given and deemed to have been duly given, if delivered in person, given by prepaid telegram or mailed first class, postage prepaid, registered or certified mail, or delivered to an independent local or overnight courier directed to the respective addresses set forth below or to such other address as may be directed by any party in written notice to the other party;

         If to HSSI:                6245 N. Federal Highway, Suite 400
                                    Fort Lauderdale, Florida   33308
                                    Attention:  William F. McConnell

         With a copy to:            Kirkpatrick & Lockhart
                                    Miami Center - Suite 2000
                                    201 South Biscayne Boulevard
                                    Miami, Florida 33131
                                    Attention: Brian Foremny, Esq.

         If to Cass:                2901 N.E. 35th Street
                                    Fort Lauderdale, FL  33306

         With a copy to:            Atlas, Pearlman, Trop & Borkson, P.A.
                                    200 E. Las Olas, Blvd., Suite 1900
                                    Fort Lauderdale, Florida  33301
                                    Attention:  Charles B. Pearlman, Esq.

         12. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

         13. HEADINGS. The headings used in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation in any way.

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         14.      ATTORNEYS' FEES.  In connection with any litigation arising out of the enforcement of this Agreement, or for its interpretation, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees, from the other party if such party was an adverse party to such litigation.

         15.      MISCELLANEOUS PROVISIONS.

                  (a) The obligations of HSSI and Cass are absolute and unconditional, except as may be otherwise provided for herein and therein, and independent.

                  (b) Cass shall execute such documents, if necessary, for HSSI to obtain term life insurance on his life to cover the payment of the benefits set forth in this Agreement.

                  (c) This Agreement constitutes the entire understanding between the parties hereto and shall not be terminated, except in accordance with their terms, or amended, except in writing executed by the parties hereto and thereto.

                  (d) This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE PARTIES TO THIS AGREEMENT HAVE READ THE AGREEMENT, UNDERSTAND ITS TERMS AND CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT LEGAL COUNSEL OF THEIR OWN CHOICE AND AGREE TO BE BOUND TO ITS TERMS AND CONDITIONS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WITNESSES:                                     HOSPITAL STAFFING SERVICES, INC.,
                                               a Florida corporation

/s/  DOROTHY R. ZOGHBY                    By: /s/  WARREN MARMORSTEIN
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                                                  Name: Warren Marmorstein
                                                  Its:  Vice President

/s/  BETH TOMER                               /s/  RONALD A. CASS
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                                                  Ronald A. Cass